PREINCORPORATION AGREEMENT


     This Agreement is entered into this 25th day of February, 1998, by Biogan International, Inc., a Delaware corporation, and Collective Technologies, L.L.C., an Idaho limited liability company, to forthwith form an Idaho corporation by the name of IntorCorp, Inc., or such other name as may subsequently be agreed between the parties, to (i) receive from each of the parties hereto all of the rights to certain intellectual technology for the development of what the parties shall refer to as the IntorCorp Motor, and (ii) develop the said Motor for commercial exploitation.

1. Articles of Incorporation: IntorCorp shall be formed with Articles of Incorporation in the form attached hereto as Exhibit "A" and with By Laws in the form attached hereto as Exhibit "B".

2. Capital: The parties agree to forthwith transfer to IntorCorp all of their respective rights and interest to the intellectual technology of what the parties have referred to as the IntorCorp Motor, of whatever nature and form. In exchange therefore each of Biogan and Collective Technologies will receive 50% of the common stock issued for such property.

     2.1 The parties agree that IntorCorp shall issue a total of 2,800,000 shares of common stock (1,400,000 shares to each of Biogan and Collective Technologies) subject to the terms of this Agreement, at a valuation of $5.00 per share or an aggregate of $14,000,000 for the intellectual technology.

     2.2 Each of the parties hereby represents and warrants that to the best knowledge of each member of Management of Biogan, and of each Member of Collective Technologies, that (i) Biogan and Collective Technologies as entities have acquired from their respective shareholders and Members all of the rights and interest to the intellectual technology of the said IntorCorp Motor, and (ii) that no individual shareholder or Member, or any other party, has any rights or interest to any of the intellectual technology of the said IntorCorp Motor, or the right to receive any such rights or interest, except the right to participate in the benefits of such technology as a shareholder or Member of the respective entity.

     2.3 The common stock issued by IntorCorp to each of Biogan and Collective Technologies shall bear a legend restricting transfer and shall be held by each of such entities until the earlier to occur of (i) the Board of Directors giving approval for the release and transfer of such stock to the respective shareholders and Members of each of the entities, or (ii) 12 months following the signing of a manufacturing contract for the first commercial motor. Furthermore, until such time as the shares of IntorCorp are publicly traded, the By Laws of IntorCorp shall contain a provision for restricting a sale of any stock until a right of first refusal


PREINCORPORATION AGREEMENT              1
          has been extended first to IntorCorp, and thereafter to the then existing shareholders.

     2.4 The parties acknowledge that some members and participants of Collective Technologies, and affiliates, were developing some of the intellectual technology under a consulting agreement with Biogan. At the time the parties commenced the negotiations for organizing IntorCorp there had been some Biogan stock issued as well as cash payments made, and billings for cash payments yet to be made. The parties agree that all payments made and delivered in the form of cash and/or stock shall be effective, however, any billings or other compensation that has not been paid, shall be nullified with no further liability on the part of Biogan.

3. Board of Directors: The Board of Directors of IntorCorp shall consist of 4 members, 2 of which shall be selected by each of Biogan and Collective Technologies, provided, however, that each of the named initial directors shall be unanimously approved by both Biogan and Collective Technologies.

     3.1 The parties agree that Scott DeHart and Wayne Stewart shall be the initial directors appointed by Collective Technologies, and George Wadsworth and John R. Hansen, Jr. shall be the initial directors appointed by Biogan, each of whom shall serve as a Board Member until his successor is appointed and qualified in the annual meeting of shareholders for the calendar year 1999. If for any reason any of the initial directors is unable to continue to serve in office, his successor shall be selected by the entity originally appointing such director with the approval of the appointment by the other entity. After the annual shareholders meeting of 1999 the selection of directors shall follow customary corporate governance.

     3.2 The Board of Directors shall be empowered, upon the super-majority vote of the members of the Board, to increase the number of Directors to not more than 7 and select the Members who are to fill such newly appointed offices until their respective successors are elected and qualified.

     3.3 The Board of Directors shall appoint the officers of Management of IntorCorp, who shall initially consist of a President, Vice-President, and Secretary-Treasurer. The Board of Directors shall appoint such other officers as it may deem expedient.

     3.4 Until such time as IntorCorp is adequately funded for conducting its business, the parties anticipate that the members of the Board of Directors and Management will look to their sponsoring entity for any compensation, to be reimbursed by IntorCorp at such time as funding is available.

4. Development Funding: Following the formation of IntorCorp Management and the Board of Directors, with the assistance of the respective shareholders, shall forthwith seek


PREINCORPORATION AGREEMENT
                                        2
funding for IntorCorp to develop the IntorCorp Motor, consistent with the Business Plan developed and approved by Biogan and Collective Technologies dated January __, 1998, which Business Plan in incorporated herein as part of this Agreement. The funding will be on such terms and conditions as may be negotiated by Management and approved by the Board of Directors.

5.   Consulting Agreements:

     5.1 The parties intend that the development of the Motor will be engineered by Collective Technologies under a consulting agreement negotiated and approved by the Board of Directors which will define the performance expected of Collective Technologies consistent with the Business Plan.

          A. Compensation payable under the consulting agreement to Collective Technologies shall be compatible with industry standards in the area.

          B. The parties anticipate that the equity participation for the funding, depending on the terms negotiated, may approximate 35% of IntorCorp and "incentive" stock that may be issued to Collective Technologies may be as high as 25% equity participation, which percentages of stock would dilute equally the initial issuance of stock to Biogan and Collective Technologies. The parties recognize

                (i) that the percentage of equity stock to be issued to any investor(s) is presently unpredictable, and will depend on the amount of money invested as well as other factors to be negotiated,

               (ii) that any investor(s) of such magnitude will be represented on the Board of Directors and will participate in the decisions with respect to the issuance of any stock to any other persons, including "incentive" stock to Collective Technologies, and

              (iii) that a substantial part of the compensation package to
                    Collective Technologies may be based on receipt of such "incentive" stock in lieu of cash payment.

     5.2 The parties intend that Biogan will continue to participate in financing IntorCorp under a consulting agreement approved by the Board of Directors of IntorCorp, with the understanding that all shareholders of IntorCorp, and their respective individual constituents, shall participate and cooperate in locating and negotiating the best source of funding for the overall project of the IntorCorp Motor.

6. Public Information: The parties agree that proper corporate procedures will be established so as to prevent the publication or release of any information about IntorCorp's


PREINCORPORATION AGREEMENT
                                        3
activities to any person or shareholder without clearance from the Board of Directors or Management of IntorCorp. Such information when approved shall be only in written format, and with due regard for the legal protection of all intellectual technology and trade secrets related thereto, including the market potential, market penetration strategy and project schedules.

7. Insider Trading Restriction: Any insider (any person who has access to inside information about IntorCorp or the IntorCorp Motor) will be expected to sign an agreement that he or she will not trade in the market with Biogan stock, or any security derived therefrom, without the consent of the Board of Directors and/or Management of IntorCorp, or until such time as IntorCorp stock, or any security derived therefrom, becomes publicly traded.

8. Shareholder Representative: Each entity party to this Agreement agrees that at all times it will provide a named representative to speak for and on behalf of such entity party, and be authorized on their signature alone, to bind such party. Unless and until a new representative is appointed by a notice in a writing directed to the Board of Directors of IntorCorp by the respective Board of Directors of a party hereto, the representative and only person who has authority to represent such entity party shall be as follows:

                  Biogan shall be Rulon Tolman, and

                  Collective Technologies shall be Ralph Tenbrink.

9. Legal Expenses: The legal expenses and any other necessary expenses incurred in the preparation of this Agreement and the incorporation of IntorCorp shall be divided evenly between Biogan and Collective Technologies.

     IN WITNESS WHEREOF each of the undersigned execute this Agreement.


                                                Biogan International, Inc.

                                                By /s/ Rulon Tolman
                                                   ----------------------------


                                                Collective Technologies, L.L.C.

                                                By /s/ Ralph Tenbrink
                                                   ----------------------------

APPROVED:

              /s/ Scott DeHart                    /s/ Scott K. Anderson
         -------------------------------        -------------------------------
                  Scott DeHart                        Scott K. Anderson

PREINCORPORATION AGREEMENT
                                        4

                           PREINCORPORATION AGREEMENT

                                 INTORCORP, INC.


                                   EXHIBIT "A"

                           "ARTICLES OF INCORPORATION"

                            ARTICLES OF INCORPORATION
                                       OF
                                 INTORCORP, INC.



1. Name: The name of the Corporation is IntorCorp, Inc.

2. Authorized Shares: The total number of shares the Corporation is authorized to issue is 16,000,000 divided into two classes. The designation of each class, the number of shares of each class are as follows:

          Class                  Par Value              Number of Shares
          -----                  ---------              ----------------

          Common                 $5.00                  8,000,000

          Preferred              No Par Value           8,000,000

     The Preferred Shares may be issued in one or more series. The designation and total number of shares of any series may be fixed by the board of directors of this Corporation. As to any such series, the board of directors may, within the limits and restrictions stated in the resolution(s) originally fixing the number of shares, increase or decrease the number subsequent to the issue of shares of that series; provided, however, that in no event shall the board of directors decrease the number of shares of such series below the number then outstanding If the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution(s) originally fixing the number os shares of such series.

     The board of directors of this Corporation is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices, and the liquidation preference of any wholly unissued class of Preferred Shares or any wholly unissued series of Preferred Shares.

     Before issuing any Preferred Shares of a class or series created under this Article, the Corporation must file articles of amendment adopted by the board of directors that sets forth all of the terms of the class or series in compliance with Section 30-1-602 of the Idaho Code.

3. Registered Office and Agent: The registered office of the Corporation is 1419
W. Washington, Boise, Idaho, 83702, and the registered agent at that location is John R. Hansen, Jr.

4. Initial Directors: Until changed by the directors or the shareholders as provided in the By Laws of the Corporation, there shall be four directors. The initial directors of the Corporation, who are to serve until their successors are duly elected and qualify, are:


ARTICLES OF INCORPORATION
INTORCORP, INC. (2/24/98)               1

       i.       George W. Wadsworth, 214 S. Cole, Boise, Idaho 83709.
       ii.      John R. Hansen, Jr., 1419 W. Washington, Boise, Idaho 83702.
       iii.     Scott DeHart, 209 W. Ashbourne Dr., Eagle, Idaho 83616.
       iv.      Wayne Stewart, 2500 East 62 South, Layton, Utah 84040.

5. Cumulative Voting: Shareholders of voting stock are entitled to cumulate their votes for directors.

6. Liability and Indemnification of Directors: A director shall not be liable to the Corporation or any of its shareholders for money damages, and the Corporation shall indemnify each director for any liability (as defined in Section 30-1-850(5)), for any action taken, or any failure to take any action, as a director, except liability for:

     a. The amount of a financial benefit received by a director to which he is not entitled;

     b. An intentional infliction of harm on the Corporation or the shareholders;

     c. A violation of Section 30-1-833, Idaho Code (Liability for Unlawful Distributions);

     d.   An intentional violation of criminal law

7. Incorporator: The name of the incorporator is John R. Hansen, Jr. and the incorporator's address is 1419 W. Washington, Boise, Idaho, 83702.



                                         ----------------------------
                                         John R. Hansen, Jr., Incorporator




ARTICLES OF INCORPORATION
                                        2

                           PREINCORPORATION AGREEMENT

                                 INTORCORP, INC.


                                   EXHIBIT "B"

                                    "BY LAWS"

                                     BY LAWS
                                       OF
                                 INTORCORP, INC.

                                    ARTICLE I

                                     OFFICES


     Section 1.1 Registered Office. The registered office of the corporation required by the Idaho Business Corporation Act ("IBCA") to be continuously maintained in the state of Idaho may, but need to, be the same as any of its principal places of business in the state of Idaho. In any case, the corporation's registered office shall be the business office of the registered agent required by the IBCA to be continuously maintained in the state of Idaho. The address of the registered office may be changed from time to time by the Board of Directors or the President of the corporation by delivering a statement to the Idaho Secretary of State containing the information acquired by the IBCA or by indicating such change in the annual report required by the IBCA to be filed with the Secretary of State.

     Section 1.2 Principal Office; Other Offices. The corporation shall also have and maintain an office or principal place of business in Boise, Idaho or at such other place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the state of Idaho, as the Board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                 CORPORATE SEAL

     Section 2.1 Corporate Seal. The corporation may have a corporate seal, which may be altered at will by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE III

                              SHAREHOLDERS' MEETING

     Section 3.1 Place of Meetings. The Board of Directors may designate any place, either within or without the state of Idaho, as the place of meeting for any annual meeting or for any special meeting of shareholders called by or at the direction of the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of Idaho, as the place for the holding of such meeting. If no place is designated by the Board of Directors or if a special meeting be called otherwise than by or at the direction of the Board of Director, the place of meeting shall be the principal office of the corporation.

     Section 3.2 Annual Meetings. The annual meeting of the shareholders of the corporation shall be held on the first Monday in the month of April in each year at the hour of 10:00 a.m., or on such other date and at such other time which may from time to time be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The failure to hold an annual meeting at the time stated or otherwise designated as provided herein shall not affect the validity of any corporate action.

     Section 3.3 Special Meetings. Special meetings of the shareholders of the corporation may be called at any time, for any purpose or purposes, by the Board of Directors or the president of the corporation or by the holders of at least twenty percent (20%) of the votes entitled to be cast on any issue proposed to be considered at the meeting, provided that such holders sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose(s) for which it is to be held. Special meetings of the shareholders of the corporation may not be called by any other person or persons.

     Section 3.4 Notice of Meetings. The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting and, in case of a special meeting, a description of the purpose or purposes for which the meeting is called, no fewer than ten (10) nor more than sixty (60) days before the meeting date. The corporation is required to give notice of a meeting only to shareholders entitled to vote at the meeting. The notice of an annual meeting need not include a description for the purpose or purposes for which the meeting is called. Only business within the purpose(s) described in the special meeting notice may be conducted at such special meeting.

     Section 3.5 Waiver of Notice. Notice of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof and delivered to the corporation for inclusion in the corporate minutes or filing with the corporate records, either before or after the date and time stated in the notice, and will be waived by any shareholder by his attendance thereat in person or by proxy. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose of purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice hereof had been given.

     Section 3.6 Quorum. Shares entitled to vote, either collectively or as a separate voting group, may take action at a meeting only if a quorum of those shares exists with respect to that matter. Unless the IBCA or the Articles of Incorporation impose a greater requirement, a majority of the votes entitled to be cast on a matter at a meeting, pursuant to outstanding shares of the corporation represented in person or by proxy, shall constitute a quorum for action on that matter at a meeting of shareholders. In the absence of a quorum any meeting of shareholders may be adjourned, from time to time, by vote of the holders of a majority of the votes represented thereat; but no other business shall be transacted at such meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

     Section 3.7 Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders at which a quorum is present, whether annual or special, may be adjourned from time to time by the vote of a majority of the votes entitled to be cast at the meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under Section 7.4, however, notice of adjourned meeting must be given under this Section to persons who are shareholders as of the new record date. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 3.8 Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of proxy is effective upon receipt, before or at the time of the meeting, by the secretary of the corporation or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest as defined in the IBCA. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. Subject to Section 3.10 and to any express limitation on the proxy's authority appearing on the face of the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

     Section 3.9 Voting Rights. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the IBCA require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. At each election for directors each shareholder entitled to vote at such election shall have the right to cumulate his votes by multiplying the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.

     For the purpose of determining those shareholders entitled to vote at any meeting of the shareholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Sections 3.11 and 7.4 of these Bylaws, shall be entitled to vote at any meeting of shareholders.

     Section 3.10 Corporation's Acceptance of Votes.

     (1) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

     (2) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

          (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

          (b) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

          (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

          (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

          (e) Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     (3) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or the officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     (4) The corporation is not entitled to vote treasury shares. Absent special circumstances, the corporation's shares are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and if this corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, that this provision does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     Section 3.11 List of Shareholders. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of such meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address and the number of shares registered in the name of each shareholder. The shareholders' list must be available for inspection by any shareholder, at least ten (10) days before the meeting for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Idaho Code ss. 30-1-602(3), to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting; and any shareholder, his agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     Section 3.12 Organization. At every meeting of shareholders, the Chairman of the Board of directors, or, if a Chairman has not been appointed or is absent, the president, or, if the president is absent, the most senior vice president present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The secretary or, in his absence, an assistant secretary directed to do so by the president, shall act as secretary of the meeting.

     Section 3.13 Nomination of Directors. Nominations of persons for election to the Board of Directors of this corporation at the annual meeting of shareholders may be made at such meeting by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who timely complies with the notice procedures herein set forth. To be timely, a shareholder's notice must be delivered to, or mailed to and received by, the secretary of the corporation at the corporation's principal executive offices not later than the December 31 immediately preceding the annual meeting.

     Section 3.14 Business Introduced by Shareholders at Annual Meetings. Where business introduced by a shareholder is not specified in the notice of annual meeting, then (in addition to any other applicable requirements) for business to be properly introduced by a shareholder at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to, or mailed to and received by, the secretary of the corporation in the same manner and subject to the same time requirements provided in Section 3.13 of these Bylaws for shareholder notice of nominations to the Board of Directors. A shareholder's notice must set forth, as to each matter the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the shareholder proposing such business, (c) the class, series and number of shares of the corporation's stock which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

     Section 3.15 Informal Action by Shareholder. Action required or permitted by IBCA to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. If the IBCA requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under the IBCA, would have been required to be sent to nonvoting shareholder in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

                                   ARTICLE IV

                                    DIRECTORS

     Section 4.1 Powers. All corporate powers shall be exercised by and under the authority, and the business and affairs of the corporation shall be managed under the direction, of the Board of Directors, subject to any limitations set forth in the Articles of Incorporation or any shareholder agreement authorized under the IBCA.

     Section 4.2 Number; Qualifications. The number of directors presently authorized is four (4 ). The authorized number of directors of the corporation may range between four and seven; and the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. After shares are issued, only the shareholders may change the range for the size of the Board or change from a variable-range size Board to a fixed size Board. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director need not be a resident of the state of Idaho or a shareholder of the corporation unless so required by the Articles of Incorporation. If for any cause the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided by law or in these Bylaws.

     Section 4.3 Term. The terms of the initial directors shall expire at the first shareholders meeting at which directors are elected. Directors are elected at the first annual meeting of shareholders and at each annual meeting thereafter. Each director shall serve until the next annual meeting of shareholders and thereafter, despite the expiration of his term, until his successor is duly elected and qualifies, or until there is a decrease in the number of directors, or until his earlier death, resignation or removal.

     Section 4.4 Resignation. A director may resign at any time by delivering written notice to the Board of Directors, its chairman, or the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the resignation shall become effective at such later time. Unless specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

     Section 4.5 Removal. The shareholders may remove one (1) or more directors with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. A director may be removed by the shareholders only at a meeting called for the purpose of removing him; and the meeting notice must state that the purposes, or one of the purposes, of the meeting is removal of the director.

     Section 4.6 Newly Created Directorships and Vacancies. Unless the Articles of Incorporation provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office even if they constitute fewer than a quorum of the authorized Board of Directors, or may be filled by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 4.7 Meetings.

     (1) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary; and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (2) Place of Meetings. Regular and special meetings of the Board of Directors, or of any committee designated by the Board, may be held at any place within or without the state of Idaho.

     (3) Telephone Meetings. Unless the Articles of Incorporation provide otherwise, any member of the Board of Directors, or of any committee thereof, may participate in a regular or special meeting by, or conduct the meeting through the uses of, any means of conference telephone or similar communications equipment by which all directors participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by such means is deemed to be present in person at such meeting.

     (4) Notice of Meetings. Notice of the date, time and place of any regular or special meeting of the Board of Directors shall be delivered at least two (2) days prior to the meeting; provided that the Board of Directors may provide, by resolution, the date, time and place, either within or without the state of Idaho, for the holding of regular meetings without notice other than such resolution. Neither the business to be transacted at, nor the purposes(s) of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     (5) Waiver of Notice. A director may waive any notice required by the IBCA, the Articles of Incorporation or these Bylaws at any time before or after the date and time stated in the notice. Except as otherwise provided below in this
Section 4.7(5), such waiver must be signed by the director and filed with the minutes or corporate records. The attendance of a director at or participation in a meeting shall constitute waiver of notice of such meeting unless the director, at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

     Section 4.8 Quorum and Voting.

     (1) Quorum. A quorum of the Board of Directors consists of (a) a majority of the fixed number of directors if the corporation has a fixed board size or
(b) a majority of the number of directors prescribed, or if no number is prescribed the number in office immediately before the meeting begins, if the corporation has a variable range size board. If less than such majority is present at any meeting, a majority of the directors present may adjourn the meeting from time to time until the time fixed for the next regular meeting of the Board of Directors, without further notice other than by announcement at the meeting.

     (2) Majority Vote. If a quorum is present when a vote is taken, the affirmative vote of the majority of the directors present shall be the act of the Board of Directors, unless the Articles of Incorporation or these Bylaws require the vote of a greater number of Directors.

     (3) Deemed Assent. A director of the corporation who is present at a meeting of the Board of Directors (or any committee thereof) at which action on any corporate matter is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting, and his dissent or abstention from the action taken is entered in the minutes of the meeting; or he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after the adjournment of the meeting. Such right to dissent is not available to a director who voted in favor of the action taken.

     Section 4.9 Action Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted by the IBCA to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each member of the Board of Directors or of the committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last director signed the consent, unless the consent specifies an earlier or later effective date. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

     Section 4.10 Fees and Compensation. Unless the Articles of Incorporation provided otherwise the Board of Directors may fix the compensation of directors. Such compensation may include a fixed fee or salary payable in cash or the corporation's stock or any combination thereof, with or without expenses of attendance, for serving on the Board of Directors and/or attendance at each meeting of the Board of Directors and at each meeting of any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, consultant, employee, or otherwise and receiving compensation therefor.

     Section 4.11 Performance of Duties. A director shall discharge his duties as director, including his duties as a member of any committee of the Board of Directors on which he may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b) Legal counsel, public accountants or other persons as to matters which the director reasonably believes are within such person's professional or expert competence; or

          (c) A committee of the Board of which he is not a member if the director reasonably believes the committee merits confidence.

     A director is not acting in good faith if he has knowledge concerning the matter in question that makes such otherwise permitted reliance unwarranted.

     Section 4.12 Committees.

     (1) Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

     (2) The creation of a committee and appointment of members to it must be approved by the greater of:

          (a) A majority of all the directors in office when the action is taken; or

          (b) The number of directors required by the Articles of Incorporation or Section 4.8(2) of these Bylaws to take action.

     (3) Sections 4.7 through 4.9 of these Bylaws, which govern meetings, notice and waiver of notice, action without meetings, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

     (4) To the extent specified by the Board of Directors or in the Articles of Incorporation or these Bylaws, each committee may exercise the authority of the Board of Directors under Section 4.1.

     (5) A committee may not, however:

          (a) Authorize distributions;

          (b) Approve or propose to shareholders action that the IBCA requires be approved by shareholders;

          (c) Fill vacancies on the Board of Directors or on any of its committees;

          (d) Amend the Articles of Incorporation in circumstances in which the Board of Director is permitted by the IBCA to amend such articles without shareholder action;

          (e) Adopt, amend, or repeal the Bylaws;

          (f) Approve a plan of merger not requiring shareholder approval;

          (g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

          (h) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

     (6) The creation of, delegation of authority to, or action by a committee does not alone constitute compliance of a director with the standards of conduct described in the IBCA or Section 4.11 of these Bylaws.

                                    ARTICLE V

                         DIRECTOR CONFLICTS OF INTEREST

     Section 5.1 Definitions. In Sections 5.1 through 5.4:

     (1) "Conflicting interest" with respect to a corporation means the interest a director of the corporation has respecting a transaction effected or proposed to be effected by the corporation, or by a subsidiary of the corporation or any other entity in which the corporation has a controlling interest, if

          (a) the director knows at the time of commitment that he or a related person is a party to the transaction or has a beneficial financial interest in or so closely linked to the transaction and of such financial significance to the director or a related person that the interest would reasonably be expected to exert an influence on the director's judgment if he were called upon to vote on the action, whether or not the transaction is brought before the Board of Directors of the corporation for action; or

          (b) The transaction is brought, or is of such character and significance to the corporation that it would in the normal course be brought, before the Board of Directors of the corporation for action, and the director knows at the time of commitment that any of the following persons is either a party to the transaction or has a beneficial financial interest in or so closely liked to the transaction and of such financial significance to the person that the interest would reasonably be expected to exert an influence on the director's judgment if he were called upon to vote on the transaction:

          (i) An entity, other than the corporation, of which the director is a director, general partner, agent, or employee;

          (ii) A person that controls one or more of the entities specified in subclause (i) of this subsection or an entity that is controlled by, or is under common control with, one or more of the entities specified in subclause (i) of this subsection; or

          (iii) An individual who is a general partner, principal, or employer of the director.

     (2) "Director's conflicting interest transaction" with respect to a corporation means a transaction effected or proposed to be effected by the corporation, or by a subsidiary of the corporation or any other entity in which the corporation has a controlling interest, respecting which a director of the corporation has a conflicting interest.

     (3) "Related person" of a director means:

          (a) The spouse, or a parent or sibling thereof, of the director, or a child, grandchild, sibling, parent, or spouse of any thereof, of the director, or an individual having the same home as a director, or a trust or estate of which an individual specified in this clause (a) is a substantial beneficiary; or

          (b) A trust, estate, incompetent, conservatee or minor of which the director is a fiduciary.

     (4) "Required disclosure" means disclosure by the director who has a conflicting interest of:

          (a) The existence and nature of his conflicting interest, and

          (b) All facts known to him respecting the subject matter of the transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction.

     (5) "Time of commitment" respecting a transaction means the time when the transaction is consummated or, if made pursuant to contract, the time when the corporation, or its subsidiary or the entity in which it has a controlling interest, becomes contractually obligated so that its unilateral withdrawal from the transaction would entail significant loss, liability, or other damage.

     Section 5.2 Permissible Transactions. The corporation may enter into a director's conflict of interest transaction if either directors' action or shareholders' action respecting the transaction is taken at any time in compliance with Sections 5.3 or 5.4, respectively.

     Section 5.3 Directors' Action.

     (1) Directors' action respecting a transaction is effective for purposes of
Section 5.2 if the transaction received the affirmative vote of a majority, but no fewer than two (2), of those qualified directors on the Board of Directors or on a duly empowered committee of the Board who voted on the transaction after either required disclosure to them, to the extent the information was not known by them, or compliance with subsection (2) of this Section; provided that action by a committee is so effective only if:

          (a) All its members are qualified directors; and

          (b) Its members are either all the qualified directors on the Board or are appointed by the affirmative vote of a majority of the qualified directors on the Board.

     (2) If a director has a conflicting interest respecting a transaction, but neither he nor a related person of the director specified in Section 15.1(3)
(a), is a party to the transaction, and if the director has a duty under law or professional canon, or a duty of confidentiality to another person, respecting information relating to the transaction such that the director may not make the disclosure described in Section 15.1(4)(b), then disclosure is sufficient for purposes of subsection (1) of this Section if the director:

          (a) Discloses to the directors voting on the transaction on the existence and nature of his conflicting interest and informs them of the character and limitations imposed by that duty before their vote on the transactions, and

          (b) Plays no part, directly or indirectly, in their deliberations or vote.

     (3) A majority, but no fewer than two (2), of all the qualified directors on the Board of Directors, or on the committee, constitutes a quorum for purposes of action that complies with this Section. Directors' action that otherwise complies with this Section is not affected by the presence or vote of a director who is not a qualified director.

     (4) For purposes of this Section, "qualified director" means, with respect to a director's conflicting interest transaction, any director who does not have either:

          (a) A conflicting interest respecting the transaction, or

          (b) A familiar, financial, professional, or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction.

     Section 5.4 Shareholders' Action.

     (1) Shareholders' action respecting a transaction is effective for purposes of Section 5.2 if a majority of the votes entitled to be cast by the holders of all qualified shares were cast in favor of the transaction after:

          (a) Notice to shareholders describing the director's conflicting interest transaction,

          (b) Provision of the information referenced in subsection (4) of this Section, and

          (c) Required disclosure to the shareholders who voted on the transaction, to the extent the information was not known by them.

     (2) For purposes of this Section, "qualified shares" means any shares entitled to vote with respect to the director's conflicting interest transaction except shares that, to the knowledge, before the vote, of the secretary, or other officer or agent of the corporation authorized to tabulate votes, are beneficially owned, or the voting or which is controlled, by a director who has a conflicting interest respecting the transaction or by a related person of the director or both.

     (3) A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this Section. Subject to the provisions of subsection (4) of this Section, shareholders' action that otherwise complies with this Section is not affected by the presence of holders, or voting, of shares that are not qualified shares.

     (4) For purposes of compliance with subsection (1) of this Section, a director who has a conflicting interest respecting the transaction shall, before the shareholders' vote, inform the secretary, or other office or agent of the corporation authorized to tabulate votes, of the number, and the identity of persons holding or controlling the vote, of all shares that the director knows are beneficially owned, or the voting of which is controlled, by the director or by a related person of the director or both.

                                   ARTICLE VI

                                    OFFICERS

     Section 6.1 Officers Designated. The officers of the corporation consist of a president, a secretary and a treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors or the President may appoint such other officers or assistant officers as may be deemed necessary or desirable. The same individual may simultaneously hold more than one office.

     Section 6.2 Tenure and Duties of Officers.

     (1) Term of Office. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly appointed and qualified, or until their resignation or removal. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     (2) The President. The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Director, shall in general supervise and control all of the business and affairs of the corporation. If so authorized by the Board of Directors, he may appoint such other officers or assistant officers as he deems appropriate to the conduct of the corporation's business. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general the president shall perform all duties commonly incident to the office of the president and such other and such other duties as may be prescribed by the Board of Directors from time to time.

     (3) The Vice President. In the absence of the president or in the event of his death, inability or refusal to act, the vice president (or in the event there is more than one vice president, the vice presidents, in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and the vice president shall perform other duties commonly incident to the office of vice president and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     (4) The Secretary. The secretary shall: (i) attend all meetings and keep the minutes of the meetings and proper proceedings of the shareholders and the board of directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (iii) be custodian of and responsible for authentication of the corporate records, and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (v) sign, with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties commonly incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     (5) The Treasurer. The treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (iii) in general perform all of the duties commonly incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     (6) Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the Board of Directors, may, with the president or a vice president, sign certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, or by the president or the Board of Directors.

     Section 6.3 Resignations. Any officer may resign at any time by delivering written notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

     Section 6.4 Removal. The Board of Directors may remove any officer without or without cause.

     Section 6.5 Contract Rights. An officer's removal does not affect the officer's contract rights, if any, with the corporation. An officer's resignation does not affect the corporation's contracts, if any, with the officer.

     Section 6.6 Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

     Section 6.7 Standards of Conduct.

     (1) An officer with discretionary authority shall discharge his duties under that authority:

          (a) In good faith;

          (b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

          (c) In a manner he reasonably believes to be in the best interests of the corporation.

     (2) In discharging his duties an officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

          (b) Legal counsel, public accountants, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence.

     (3) An officer is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) of this Section unwarranted.

                                   ARTICLE VII

                      SHARES OF STOCK AND OTHER SECURITIES

     Section 7.1 Form and Execution of Certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. At a minimum each share certificate must state on its face:
(a) the name of the corporation and that it is organized under the law of the state of Idaho; (b) the name of the person to whom the certificate is issued; and (c) the number of class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Share certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     Section 7.2 Lost Certificates. The corporation may issue a new share certificate in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated; and the corporation may require the owner of such lost, stolen destroyed or mutilated certificate, or his legal representative, to give the corporation an affidavit of the facts, and a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of such new certificate.

     Section 7.3 Transfers. Each share certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled; and, except as provided in Section 7.2 or as authorized by the Board of Directors, no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. Transfer of record of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence or authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and (except as provided in Section 7.2) on surrender for cancellation of a properly endorsed certificate or certificates for a like numbers of shares.

     Section 7.4 Fixing Record Dates. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or to demand a special meeting, or to take any other action, the Board of Directors may fix a future date as a record date. A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date is fixed by the Board of Directors:

          (a) the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholder is the day before the first notice is delivered to shareholders;

          (b) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall be the day on which the first shareholder signs the consent;

          (c) the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand;

          (d) the record date for determining shareholders entitled to a distribution, other than one involving a purchase, redemption, or other acquisition of the corporation's shares, is the date of Board of directors authorizes the distribution; and

          (e) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     Section 7.5 Issuance, Transfer and Registration of Shares.

     (1) The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property, including cash, promissory notes, services performed or other securities of the corporation.

     (2) Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

     (3) The corporation may place in escrow shares issued for a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the note is paid. If the note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or part.

     (4) The Board of Directors may make such rules and regulations, not inconsistent with law or with these Bylaws as it may deem advisable concerning the issuance transfer and registration of certificates for shares of stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

     Section 7.6 Registered shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered in its books as the owner of its shares to receive dividends and to vote as such owner, to receive notice, and for all other purposes incident to ownership of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person wether or not it shall have express or other notice thereof, except as otherwise provided by Idaho law.

     Section 7.7 Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than share certificates, may be signed by the president or any vice president, or such other person as may be authorized by the Board of Directors; and the corporate seal may be impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the secretary or an assistant secretary; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprint facsimile of the signature of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the treasurer or an assistant treasurer of the corporation or such other person as may be authorized by the Board of Directors, or be imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                  ARTICLE VIII

                     EXECUTION OF CORPORATE INSTRUMENTS AND
                  VOTING OF SECURITIES OWNED BY THE CORPORATION

     Section 8.1 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign the corporation's name on behalf of the corporation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws; and such execution or signature shall be binding upon the corporation. Authorization granted to any person hereunder may be general or confined to specific instances.

     Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and certificates of shares of stock owned by the corporation shall be executed, signed or endorsed by the president or any vice president and by the secretary or treasurer or any assistant secretary or assistant treasurer. All other instruments and documents requiring the corporate signature may be executed as aforesaid or in such manner as may be directed by the Board of Directors.

     Section 8.2 Loans. No loan shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     Section 8. 3 Deposits and Checks. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select. All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize to do so. Such authorization may be general or confined to specific instances.

     Section 8.4 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or, in the absence of such authorization, by the president or any vice president.

                                   ARTICLE IX

                                    DIVIDENDS

     Section 9.1 Declaration and Payment of Dividends. Dividends upon the capital stock of the corporation, subject to restriction by the Articles of Incorporation and the limitations in Idaho Code ss. 30-1-640(3), may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid by the corporation in cash, property or, subject to restriction by the Articles of Incorporation and the IBCA, in shares of its stock.

     Section 9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 10.1 Scope of Indemnification. The corporation shall indemnify the directors and officers of the corporation to the full extent permitted by the IBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the IBCA permitted the corporation to provide prior to such amendment).

     Section 10.2 Permissible Indemnification of Directors.

     (1) Except as otherwise provided in this Section, a corporation shall indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

          (a)   (i) He conducted himself in good faith; and


INTORCORP BYLAWS (2/24/98)             21

               (ii) He reasonably believed:

                    (A) In case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and

                    (B) In all cases, that his conduct was at least not opposed to the best interest of the corporation; and

              (iii) In the case of any criminal proceeding, he had no
                    reasonable cause to believe his conduct was unlawful; or

          (b) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Articles of Incorporation, as authorized by Idaho Code ss.30-1-202(2)(e).

     (2) A director's conduct with respect to an employee plan for a purpose he reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subsection (1)(a)(ii)(B) of this Section.

     (3) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea or nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this Section.

     (4) Unless ordered by a court under Idaho Code ss. 30-1-854(1)(c), a corporation may not indemnify a director:

          (a) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceedings if it is determined that the director has met the relevant standard of conduct under subsection (1) of this Section; or

          (b) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

     Section 10.3 Mandatory Indemnification of Directors. The corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     Section 10.4 Advance for Expenses.

     (1) The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding before he is a director if he delivers to the corporation:

          (a) A written affirmative of his good faith belief that he has met with relevant standard of conduct described in Section 10.2, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation as authorized by Idaho Code ss. 30-1-202(2) (d); and

          (b) His written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 10.3, and it is ultimately determined under Idaho Code ss. 30-1-854 or Section 10.5 of these Bylaws that he has not met the relevant standard of conduct described in Section 10.2.

     (2) The undertaking required by subsection (1)(b) of this Section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

     Section 10.5 Determination of Indemnification.

     (1) The corporation may not indemnify a director under Section 10.2, unless a determination has been made that indemnification of the director is permissible because he has met the relevant standard of conduct set forth in
Section 10.2

     (2) The determination shall be made:

          (a) If there are two (2) or more disinterested directors, the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such vote;

          (b) By special legal counsel:

               (i) Selected in the manner prescribed in subdivision (a) of this subsection; or

               (ii) If there are fewer than two (2) disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

          (c) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     Section 10.6 Permissible Indemnification of Officers.

     (1) The corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation.

          (a) to the same extent as a director; and

          (b) If he is an officer but not a director, to such further extent as may be provided by the Articles of Incorporation, a resolution of the Board of Directors, or contract except for:

          (i) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or

          (ii) Liability arising out of conduct that constitutes

               (A) Receipt by him of a financial benefit to which he is not entitled,

               (B) An intentional infliction of harm on the corporation or the shareholders, or

               (C) An intentional violation of criminal law.

     (2) The provisions of subsection (1)(b) of this Section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

     (3) An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 10.3 and may apply to a court under Idaho Code ss. 30-1-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

     Section 10.7 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him against such liability.

     Section 10.8 Definitions. In Sections 10.1 through 10.8 of these Bylaws:

     (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger.

     (2) "Director" or "officer" means an individual who is or was a director or officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

     (3) "Disinterested director" means a director who, at the time of a vote or selection referenced in Section 10.5(2) is not:

          (a) A party to the proceeding, or

          (b) An individual having a familiar, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

     (4) "Expenses" include counsel fees.

     (5) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

     (6) "Official capacity" means:

          (a) When used with respect to a director, the office of director in the corporation; and

          (b) When used with respect to an officer, as contemplated in Section 10.6, the office in the corporation held by the officer.

"Official capacity" does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

     (7) "Party" means an individual who was, is, or is threatened to be made a defendant or respondent in a proceeding.

     (8) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

     Section 10.9 Amendments. Any repeal or modification of this Article X shall only be prospective and shall not affect the rights under this Article X in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director or officer.

     Section 10.10 Saving Clause. If this Article X of these Bylaws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and may nevertheless indemnify each officer to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated, or by any other applicable law.

                                   ARTICLE XI

                                     NOTICES

     Section 11.1 Methods of Notice.

     (1) Any notice under the IBCA or these Bylaws must be in writing unless oral notice is reasonable under circumstances. Notice by electronic transmission is written notice.

     (2) Notice may be communicated in person; by mail or other method of delivery; or by telephone, voice mail or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication.

     (3) It shall not be necessary that the same method of giving notice be employed in respect of all directors or shareholders: One permissible method may be employed in respect of any one or more directors or shareholders; and any other permissible method or methods may be employed in respect of any other or others.

     Section 11.2 Notice to Corporation. Written notice to the corporation may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office shown in its most recent annual report.

     Section 11.3 Effective Date of Notice.

     (1) Written notice by the corporation to its shareholder, if in a comprehensible form, is effective:

          (a) Upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders, or

          (b) When electronically transmitted to the shareholder in a manner authorized by the shareholder.

     (2) Except as provided in Section 11.3(1) of this Section, written notice, if in a comprehensible form,, is effective at the earliest of the following:

          (a) When received;

          (b) Five (5) days after its deposit in the United States mail, if mailed postpaid and correctly addressed;

          (c) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

     (3) Oral notice is effective when communicated if communicated in a comprehensible manner.

     Section 11.4 Address Unknown. If no address of a shareholder or director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 11.2 hereof.

     Section 11.5 Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the shareholder or shareholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

     Section 11.6 Failure to Receive Notice. The period or limitation of time within which any shareholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him, in the manner above provided, shall not be affected or extended in any manner by the failure of such shareholder or such director to receive such notice.

     Section 11.7 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given under any provision of law or of the Articles of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Idaho Business Corporation Act, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communications is unlawful.

                                   ARTICLE XII

                                  SALE OF STOCK

     Section 12.1 Right of First Refusal. No sale of stock shall be made by any shareholder or the heirs, executors, administrators or assigns of any shareholder to any person(s) or entity ("prospective purchaser"), except in pursuance of the following terms and conditions:

     (1) In the event any shareholder desires to sell his stock, or any portion thereof, to any prospective purchaser, he shall first submit to the corporation, reasonable written evidence of the agreement to purchase said stock by such third person and the price and complete terms agreed to be paid therefor.

     (2) The corporation shall have 10 days to elect to purchase such stock at the same price and upon the same terms which the selling shareholder is to receive from said purchasing party. If the corporation elects not to purchase such stock, it will forthwith give notice to the shareholders of the corporation of the potential sale including the price and complete terms agreed to be paid therefor.

     (3) In the event the remaining shareholders agree to purchase such stock at the same price and upon the same terms which the shareholder is to receive from said third party, then the stock shall be sold to the shareholders of the corporation in such proportionate amounts as their respective stock bears to the entire stock held by the shareholders of the corporation, exclusive of the shares owned by the selling shareholder, or in such proportion as such shareholders may agree.

     (4) In the event that any of the remaining shareholders do not desire to purchase such stock, then such stock shall be sold at the price aforesaid to such of the shareholders who may desire to purchase the same, and in the same proportion as above specified.

     (5) No stock shall be sold to any person other than the shareholders of the corporation until each of the shareholders shall have been afforded an opportunity to purchase such stock at the price and terms as aforesaid, and shall have declined to do so.

     (6) Notice in writing to the shareholders of the corporation of the desire of any shareholder to sell his stock shall be given by such shareholder; and, at the same time, reasonable evidence shall be furnished to the shareholders as to the price and terms as hereinbefore set forth. Shareholders shall have thirty
(30) days' time after the receipt by the corporation of said notice within which to elect in writing to purchase such stock or to decline to do so. If at the end of such 30-day period all remaining shareholders have declined in writing, or have not taken any action then the shareholder desiring to sell his stock shall sell such stock to the prospective purchaser named in the agreement to purchase such stock, and to that prospective purchaser only; and such stock shall be sold in precise accordance with the price and terms set forth in such agreement to purchase. Satisfactory evidence of compliance with the terms of the foregoing restriction upon the transfer of stock of this corporation shall be submitted to the Board of Directors, and accepted by them, before any such transfer shall be effective.

     Section 12.2 Subchapter "S" Corporation. If an election to be treated as an "S" Corporation under the Internal Revenue Code of 1986 or any amendment thereof ("Code") shall then be in effect, no shares of the corporation's stock may be sold to any person or entity which, at such time, would not be a qualified shareholder of an "S" Corporation under such Code.

     Section 12.3 Stock Transfer Restrictions. Each certificate of stock of the corporation shall have the following legends conspicuously typewritten or printed upon its face:

          "The stock represented by this certificate is subject to restriction on transferability under Article XII of the Bylaws of the Corporation."

          "The securities represented hereby have not ben registered under the Securities Act of 1933 or any State Securities Act. Any transfer of such securities will be invalid unless a registration statement under said Act(s) is in effect as to such transfer or in the opinion of counsel for the company such registration is unnecessary in order for such transfer to comply with said Act(s)".

                                  ARTICLE XIII

                               RECORDS AND REPORTS

     Section 13.1 Corporate Records.

     (1) The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all action taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

     (2) The corporation shall maintain appropriate accounting records.

     (3) The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

     (4) The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (5) The corporation shall keep a copy of the following records as its principal office:

          (a) Its Articles or Restated Articles of Incorporation and all amendments to then currently in effect;

          (b) Its Bylaws or Restated Bylaws and all amendments to them currently in effect;

          (c) Resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

          (d) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

          (e) All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years under Section 13.4;

          (f) A list of the names and business addresses of its current directors and officers.

     Section 13.2 Inspection of Records by Shareholders. In addition to the rights of a shareholder under Section 3.11 of these Bylaws:

     (1) A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 13.1(5), if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy.

     (2) A shareholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (3) of this Section and gives the corporation written notice of his demand at least five (5) days before the date on which he wishes to inspect and copy:

          (a) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholder, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 13.1;

          (b) Accounting records of the corporation; and

          (c) The record of shareholders.

     (3) A shareholder may inspect and copy the records described in subsection
(2) of this Section only if:

          (a) He has been a holder of record of shares or of voting trust certificates for at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates form, at least five percent (5%) of all the outstanding shares of the corporation;

          (b) His demand is made in good faith and for a proper purpose;

          (c) He describes with reasonable particularity his purpose and the records he desires to inspect; and

          (d) The records are directly connected with his purpose.

     (4) For purposes of this Section, "Shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

     Section 13.3 Scope of Inspection Right.

     (1) A shareholder's agent or attorney has the same inspection and copying rights as the shareholder he represents.

     (2) The right to copy records under Section 13.2 includes, if reasonable, the right to receive copies made by photographic, xerographic or other means.

     (3) The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

     (4) The corporation may comply with a shareholder's demand to inspect the record of shareholders under Section 13.2(2)(c) by providing him with a list of shareholders that was compiled no earlier than the date of the shareholder's demand.

     Section 13.4 Financial Statements for Shareholders.

     (1) Upon written shareholder request The corporation shall furnish its shareholders annual financial statements or, if annual financial statements are not available, other appropriate accounting records, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

     (2) If any financial statements furnished pursuant to subsection (1) of this Section are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporations accounting records:

          (a) Stating his reasonable belief whether the statement were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

          (b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     Section 13.5 Other Reports to Shareholders.

     (1) If the corporation indemnifies or advances expenses to a director under the IBCA or Article X of these Bylaws, in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     (2) If the corporation issues or authorizes the issuance of shares for promissory notes, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

     Section 13.6 Annual Report for Secretary of State.

     (1) The corporation shall deliver to the Secretary of State for filing an annual report that sets forth:

          (a) The name of the corporation and the state or country under whose law it is incorporated;

          (b) The address of its registered office and the name of its registered agent at that office in this state;

          (c) The address to which correspondence to the corporation's officers may be mailed; and

          (d) The names and business addresses of its directors and its president and secretary.

     (2) Information in the annual report must be current as of the date the annual report is executed on behalf of the corporation.

     (3) The first annual report must be delivered to the Idaho Secretary of State between July 1 and November 30 of the state fiscal year, July 1 - July 20, following the state fiscal year in which the corporation was incorporated. Subsequent annual reports must be delivered to the Secretary of State between July 1 and November 30 of succeeding state fiscal years.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

     Section 14.1 Amendment by Board of Directors or Shareholders.

     (1) The Board of Directors may amend or repeal these Bylaws unless:

          (a) The Articles of Incorporation or the IBCA reserve this power exclusively to the shareholders in whole or part, or

          (b) The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

     (2) The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

     Section 14.2 Interpretation; Severability. These Bylaws may contain any provision for managing the business and regulating the affairs of the corporation that is not inconsistent with law or the Articles of Incorporation. In the event any provision of these Bylaws is inconsistent with law or the Articles of Incorporation, such law or Articles of Incorporation shall govern. If any one or more of the provisions contained in these Bylaws, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

     Section 14.3 Fiscal year. The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

     The foregoing Bylaws of IntorCorp, Inc., an Idaho corporation, were adopted by the Board of Directors of the corporation effective on the _____day of ______, 1998.


                                        ----------------------
                                        Secretary

                           PREINCORPORATION AGREEMENT

                                INTORCORP, INC.


                                  EXHIBIT "C"


                                "BUSINESS PLAN"

Development Summary:

     Present Status:     A 5 HP Feasibility Prototype has been developed and
     tested.  The AC option on the front end was not included.

Major Development Objectives:

Development Support Functions and Services:

     Objective:
     Site preparation for a high voltage high power working and testing environment.
     Intellectual property filings and procurement.
     General workplace setup

     Timing
     Dependent on motor or motors chosen.

     Cost
     $0.5m to $1.0m

Rigorous Lab Prototype Phase Development:

     Objectives:

          1.   Scale the design to 5 to 10 HP

          2.   Include AC front end option

          3.   Extensive stress testing and reliability development

          4.   Meet all design objectives including development

          5.   Time Required: 7.5 months

     Deliverables - Units

          1.   Five test units

          2.   Five demo units

     Cost of Phase:

          1.   $2.5 million development cost


Production Prototype Phase Development:

     Objectives:

          1. Include design improvements from reliability development efforts in lab prototype phase

          2.   Finalize intellectual property filings

          3.   Get Regulatory Agency approvals

          4.   First unit application testing

          5.   Time Required:  5 months

     Deliverables - Units

          1.   Five test units -- internal destructive testing

          2.   Ten demo units -- including units for regulatory approval.



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                IntorCorp -- Company Confidential -- Do Not Copy

          3.   Five field application test units -- limited testing.

     Cost of Phase:

          1.   $1.2 million development cost +

          2.   $0.2 million share of support cost

          3.   Total -- $1.4 million


Field Test:

     Objectives:

          1. Include design improvements from reliability development efforts in lab prototype

          2.   Beta test site application testing

          3.   Time required: 5 months

     Deliverables - Units:

          1.   Five test units -- internal destructive testing

          2.   Twenty demo units -- Sales units.

          3.   10 Beta field application test units -- limited testing.

     Cost of Phase:

          1.   $1.1 million development cost

          2.   $0.2 million share of support cost

          3.   Total = $1.3 million


Production Startup:

     During the field testing period the manufacturing facilities, line and tooling can be set up such that when field testing is completed the manufacturing ramp can begin. The cost of setting up manufacturing is variable depending upon the approach chosen, the line capacity and the degree of development of the tooling involved. The estimates we have given assume a very modest approach with a setup cost of about $5.0 million in an existing facility.

     We are seeking a total investor commitment of $7 million to take the project through the development phases and field test. This allows a $1 million contingency beyond the above plan to cover unforeseen expenses and potential delays.



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                IntorCorp -- Company Confidential -- Do Not Copy


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